UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 9, 2024, Safe & Green Holdings Corp. (the “Company”) entered into a Settlement and Release Agreement (the “Settlement agreement”) with Maxim Group LLC (together with its parents, subsidiaries and affiliates, “Maxim”) wherein the Company agreed, contingent upon the closing of a current proposed best efforts offering, to pay the following consideration in settlement of amounts owed to Maxim in connection with the spin-off of Safe and Green Development Corporation: (i) $187,500 of the Company’s common stock; (ii) $187,500 cash payment; and (iii) a $375,000 promissory note bearing interest at a rate of 5% with a maturity date of the twelve month anniversary of the issuance date.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Settlement Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Settlement and Release Agreement dated February 9, 2024 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 10.82 to the Registration Statement on Form S-1/A as filed by the Registrant with the Securities and Exchange Commission on February 12, 2024 (File No. 333-276732)).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe & Green Holdings Corp.
Dated: February 12, 2024
	By:	/s/ Patricia Kaelin
	Name:	Patricia Kaelin
	Title:	Chief Financial Officer

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